WARRANT CERTIFICATE
        THIS WARRANT EXPIRES AT 5:00 P.M., NEW YORK TIME, ON JUNE 1, 2001

NUMBER                                                                 WARRANTS
W____________                                                  CUSIP 030726 11 1

           REDEEMABLE WARRANT CERTIFICATE FOR PURCHASE OF COMMON STOCK

                        AMERTRANZ WORLDWIDE HOLDING CORP.

This certifies that FOR VALUE RECEIVED

for registered assigns

The "Registered Holder") is the owner of the number of Redeemable Common Stock Purchase Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.01 par value, of Amertranz Worldwide Holding Corp., a Delaware corporation (the "Company"), at any time between ____ __, 1997 through June ___, 2001 (the "Last Exercise Date"), upon the presentation and surrender of this Warrant certificate with the Subscription form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $6.00 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the order of the Company.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated June __, 1996, by and between the Company and the Warrant Agent.

         In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant hereby are subject to modification or adjustment.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of line tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

         The term "Expiration Date" shall mean 5:00 p.m. (New York time) on the Last Exercise Date, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized


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to close, then the Expiration Date shall mean 5:00 p.m. (New York Time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

         The Company shall not be obligated to deliver any securities pursuant to the exercise of the Warrants represented by this Warrant Certificate unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file post effective amendments to the registration statement (which events require such amendments) and cause the same to become effective and to keep such registration statement current. The Warrants represented hereby shall not be exercisable by a registered Holder in any state where such exercise would be unlawful.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment together with any service charge in addition to any tax or other governmental charge imposed in connection therewith, for registration or transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     Warrants represented by this Warrant Certificate may be redeemed at the option of the Company, at a redemption price of $.01 per warrant, provided the closing bid price (as defined in the Warrant Agreement) for the Common Stock issuable upon exercise of such Warrant has been at least $10.00 per share on the twenty consecutive trading days ending on the third day prior to the date on which the notice of redemption is given. Notice of redemption shall be given at least thirty days prior to the date fixed for redemption as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants represented by



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this Warrant  Certificate  except to receive the $.01 per Warrant upon surrender of this Certificate.


         Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

         This Warrant Certificate shall be governed by and construed in accordance with the Laws of the State of New York.

         This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:
                                AMERTRANZ    AMERTRANZ WORLDWIDE
                                WORLDWIDE    HOLDING CORP.
                                 HOLDING
By _______________                CORP.       By _____________________
                  Secretary   INCORPORATED                   President
                                  1996        Authorized Officer
                                DELAWARE


COUNTERSIGNED:

    AMERICAN STOCK TRANSFER & TRUST COMPANY,
                            as Warrant Agent

By __________________________________________



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



                                  REVERSE SIDE

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants

         The undersigned Registered Holder hereby irrevocably elects to exercise _____________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of ______________

- -------------------------------

PLEASE INSERT SOCIAL SECURITY OR OTHER
         IDENTIFYING NUMBER OF ASSIGNEE

- --------------------------------------

     ----------------------------------------------------------------------
     ----------------------------------------------------------------------
     ______________________________________________________________________
     ______________________________________________________________________
                  (please print or type name and address)

and be delivered to

     ______________________________________________________________________
     ______________________________________________________________________
     ______________________________________________________________________
                       (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants

FOR VALUE RECEIVED, _______________________________ the
undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
         IDENTIFYING NUMBER OF ASSIGNEE

- --------------------------------------



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


          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
                        (please print or type name and address)

- ----------------------------------------------------------------
of the Warrants represented by this Warrant Certificate,  and hereby irrevocably
constitutes                             and                             appoints
_______________________________________________________Attorney to transfer this

Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:__________________________                 x____________________________
                                                         Signature Guaranteed
                                                  -----------------------------

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934) WHICH MAY INCLUDE A COMMERCIAL BANK, TRUST COMPANY OR SAVINGS ASSOCIATION, CREDIT UNION OR MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.



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